UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 3, 2024
Date of Report (date of earliest event reported)
___________________________________
Burke & Herbert Financial Services Corp.
(Exact name of registrant as specified in its charter)
___________________________________

Virginia (State or other jurisdiction of incorporation or organization)	001-41633 (Commission File Number)	92-0289417 (I.R.S. Employer Identification Number)
100 S. Fairfax Street Alexandria, VA 22314
(Address of principal executive offices and zip code)
(703) 666-3555
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.50	BHRB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 - Completion of Acquisition or Disposition of Assets

Effective on May 3, 2024 (the “Closing Date”), Burke & Herbert Financial Services Corp., a Virginia corporation (“Burke & Herbert”), completed its previously announced merger with Summit Financial Group, Inc., a West Virginia corporation (“Summit”), pursuant to the Agreement and Plan of Reorganization and accompanying Plan of Merger dated August 24, 2023 between Burke & Herbert and Summit (the “Merger Agreement”).

Pursuant to the Merger Agreement, on the Closing Date, (i) Summit merged with and into Burke & Herbert, with Burke & Herbert continuing as the surviving corporation (the “Merger”), and (ii) immediately following the Merger, Summit Community Bank, Inc., a West Virginia chartered bank and a wholly-owned subsidiary of Summit (“SCB”), merged with and into Burke & Herbert Bank & Trust Company, a Virginia chartered bank and a wholly-owned subsidiary of Burke & Herbert (“Burke & Herbert Bank”), with Burke & Herbert Bank as the surviving bank (the “Bank Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $2.50 per share, of Summit (“Summit Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain shares held by Burke & Herbert and Summit, was converted into the right to receive 0.5043 shares (the “Exchange Ratio”) of common stock, par value $0.50 per share, of Burke & Herbert (“Burke & Herbert Common Stock” and such shares the “Merger Consideration”). Holders of Summit Common Stock will receive cash (without interest) in lieu of fractional shares of Burke & Herbert Common Stock in accordance with the terms of the Merger Agreement.

The total aggregate consideration payable in the Merger was approximately 7,406,521 shares of Burke & Herbert Common Stock. Additionally, at the Effective Time, each share of 6.0% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series 2021 of Summit (the “Summit Series 2021 Preferred Stock”) issued and outstanding immediately prior to the Effective Time was converted into the right to receive a share of a newly created series of preferred stock of Burke & Herbert, the Burke & Herbert Series 2021 Preferred Stock (the “Burke & Herbert Series 2021 Preferred Stock”).

Furthermore, pursuant to the Merger Agreement, at the Effective Time, each Summit stock appreciation right under an equity or equity-based compensation plan of Summit in effect prior to the Effective Time that may be settled in Summit Common Stock, whether vested or unvested or exercised but unsettled (each, a “Summit SAR”) was converted into a stock appreciation right of Burke & Herbert (each, a “Burke & Herbert Replacement SAR”) on the same terms and conditions as were applicable to each Summit SAR, with adjustments to the number of shares of Burke & Herbert Common Stock underlying each Burke & Herbert Replacement SAR and Burke & Herbert common stock for each Burke & Herbert Replacement SAR based on the Exchange Ratio. Also pursuant to the Merger Agreement, at the Effective Time, each outstanding and unsettled restricted stock unit award granted in respect of Summit Common Stock under Summit’s equity or equity-based compensation plans (each, a “Summit RSU”), converted into a Burke & Herbert RSU (each a “Burke & Herbert Replacement RSU”), with adjustments to the number of shares of Burke & Herbert Common Stock underlying such Burke & Herbert Replacement RSU based on the Exchange Ratio.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

In connection with the Merger, upon the Effective Time, Burke & Herbert assumed Summit’s obligations under (a) outstanding subordinated notes, consisting of: (i) $30 million in aggregate principal amount of 5.00% fixed-to-floating rate subordinated notes due September 30, 2030 (the “2030 Notes”) issued by Summit on September 22, 2020 (ii) $75 million in aggregate principal amount of 3.25% fixed-to-floating rate subordinated notes due December 31, 2031 (the “2031 Notes” and together with the 2030 Notes, the “Notes”) issued by Summit on November 16, 2021; and (b) outstanding trust preferred securities, as required by the related indentures and agreements, consisting of (i) floating rate junior subordinated debt securities due 2032 in an aggregate principal amount not in excess $3,609,000 (ii) junior subordinated debt securities due April 23, 2034 having an aggregate principal amount not in excess of $7,732,000; and (iii) floating rate junior subordinate notes due 2036 having an aggregate principal amount not in excess of $8,248,000 (collectively the “Trust Preferred Securities”).

The supplemental indentures pursuant to which Burke & Herbert assumed the Notes and the Trust Preferred Securities, as well as the original indentures pursuant to which the Notes and Trust Preferred Securities were issued, have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act. Burke & Herbert agrees to furnish a copy of such indentures to the SEC upon request.

Item 3.03 - Material Modification to the Rights of Security Holders

In connection with the Merger, Burke & Herbert filed an amended certificate of incorporation (the “Amended Certificate”) with the Virginia State Corporation Commission (the “VSCC”) establishing the powers, preferences, privileges and rights of the Burke & Herbert Series 2021 Preferred Stock. The Amended Certificate became effective on May 3, 2024, immediately prior to the Effective Time and authorized the creation of 1,500 shares of Burke & Herbert Series 2021 Preferred Stock, par value $1.00 per share. At the Effective Time, Burke & Herbert issued 1,500 shares of Burke & Herbert Series 2021 Preferred Stock to former holders of the Summit Series 2021 Preferred Stock. The Burke & Herbert Series 2021 Preferred Stock has a liquidation preference of $10,000 per share, is non-convertible and will pay noncumulative dividends, if and when declared by the Burke & Herbert board of directors (the “Board”), at a rate of 6.0% per annum.

The Burke & Herbert Series 2021 Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution, or winding-up, senior to Burke & Herbert Common Stock and any other class or series of capital stock Burke & Herbert may issue in the future, the terms of which do not expressly provide that such class or series ranks pari passu with or senior to Burke & Herbert Series 2021 Preferred Stock as to dividends and distributions upon the liquidation, dissolution, or winding-up of Burke & Herbert (collectively, the “Junior Securities”).

Unless full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Burke & Herbert Series 2021 Preferred Stock, Burke & Herbert may not declare, pay, or set aside dividends or distributions on, or redeem, repurchase, or acquire, any Burke & Herbert Common Stock or any other Junior Securities during such dividend period.

The foregoing descriptions of the terms of Burke & Herbert Series 2021 Preferred Stock are qualified in their entirety by reference to the full text of the Amended Certificate which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

In accordance with the terms of the Merger Agreement and the Burke & Herbert and Burke & Herbert Bank bylaw amendments, as of the Effective Time, the size of the Board and the Board of Directors of Burke & Herbert Bank (the “Bank Board”) were each increased to consist of a total of 16 directors, including eight of the directors of Burke & Herbert and/or Burke & Herbert Bank as of immediately prior to the Effective Time and eight former directors of Summit and/or SCB.

Resignation of Directors

In connection with the transactions contemplated by the Merger Agreement, E. Hunt Burke, Nicholas Carosi III, and Michael D. Lubeley tendered their resignations as members of the Board and from all committees of the Board on which they formerly served, effective as of the Effective Time. Such resignations were not the result, in whole or in part, of any disagreement with Burke & Herbert or Burke & Herbert’s management. The outstanding Burke & Herbert equity awards held by each of Messrs. Burke, Carosi, and Lubeley vested in full at the Effective Time in connection with each director’s resignation.

Continued Service of Directors; Election of Directors

The eight Burke & Herbert directors designated by Burke & Herbert pursuant to the Merger Agreement and the Burke & Herbert bylaw amendment, each of whom previously served, and continues to serve, as a member of the Board, in each case effective from and after the Effective Time (the “Burke & Herbert Continuing Directors”), are as follows: Mark G. Anderson, Julian F. Barnwell, Jr., Katherine D. Bonnafé, David P. Boyle, James M. Burke, S. Laing Hinson, Shawn P. McLaughlin, and Jose D. Riojas. The same directors, other than James M. Burke, continue to serve as members of the Bank Board pursuant to the Merger Agreement and the Burke & Herbert Bank bylaw amendment. E. Hunt Burke also continues to serve as a member of the Bank Board.

The eight Summit directors designated by Summit pursuant to the Merger Agreement and the Burke & Herbert bylaw amendment, each of whom previously served as a member of the board of directors of Summit and was appointed as a member of the Board, in each case effective as of the Effective Time (the “Summit Continuing Directors”), are as follows: Oscar M. Bean, James P. Geary, II, Georgette R. George, Gary L. Hinkle, Jason A. Kitzmiller, H. Charles Maddy, III,

Charles S. Piccirillo, and Jill S. Upson. The eight SCB directors designated by Summit pursuant to the Merger Agreement and the Burke & Herbert Bank bylaw amendment, each of whom previously served as a member of the board of directors of SCB and was appointed as a member of the Bank Board, in each case effective as of the Effective Time, are as follows: Oscar M. Bean, Ronald L. Bowling, J. Scott Bridgeforth, James M. Cookman, James P. Geary, II, Georgette R. George, H. Charles Maddy, III, and David H. Wilson, Sr.

Pursuant to the Merger Agreement and the Burke & Herbert and Burke & Herbert Bank bylaw amendments, effective as of the Effective Time, the following appointments were made to the Board and the Bank Board:

•Mr. Boyle, the Chair, President, and Chief Executive Officer of Burke & Herbert prior to the Effective Time, was appointed Chair of the Board;
•Mr. Bean, the chair of the Summit board of directors, was appointed as Vice Chair of the Board;
•Mr. Hinson, a Burke & Herbert director, was appointed as Vice Chair of the Board;
•E. Hunt Burke, a former member of the Board and a member of the Bank Board was appointed as chair of the Bank Board.

Other than the relationship between E. Hunt Burke and James M. Burke, who are brothers, there are no family relationships between any other directors. There are no family relationships between any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer. Other than the Merger Agreement and, with respect to Mr. Maddy, the Maddy Employment Agreement (as defined below), there are no arrangements between the Burke & Herbert Continuing Directors and the Summit Continuing Directors and any other person pursuant to which the Burke & Herbert Continuing Directors and the Summit Continuing Directors were selected as directors. Non-employee members of the Board and the Bank Board will be compensated for such service as described in the Form 10-K filed by Burke & Herbert on March 22, 2024, as amended on April 12, 2024 (the “BHRB Form 10-K”), and in any information that Burke & Herbert files with the SEC that updates or supersedes that information. Biographies of the Burke & Herbert Continuing Directors can be found in the BHRB Form 10-K. Biographies of the Summit Continuing Directors can be found in the Form 10-K filed by Summit on March 12, 2024, as amended on April 26, 2024 (the “Summit Form 10-K”).

Officer Appointments and Employment and Compensatory Arrangements

As of the Effective Time:

•David P. Boyle, Burke & Herbert's Chair and President and Chief Executive Officer prior to the Effective Time, continues to serve as Chair and Chief Executive Officer of Burke & Herbert and Chief Executive Officer of Burke & Herbert Bank;
•H. Charles Maddy, III, Summit’s President and Chief Executive Officer prior to the merger, was appointed to serve as President of Burke & Herbert and Burke & Herbert Bank;
•Roy E. Halyama, Burke & Herbert’s Executive Vice President and Chief Financial Officer prior to the Effective Time, continues to serve in that role for Burke & Herbert and Burke & Herbert Bank;
•Julie R. Markwood, Summit's Executive Vice President and Chief Accounting Officer prior to the merger, was appointed to serve as Senior Vice President and Chief Accounting Officer of Burke & Herbert and Burke & Herbert Bank; and
•Joseph W. Hager, Summit's Chief Risk Officer prior to the merger, was appointed to serve as Chief Operating Officer of Burke & Herbert and Burke & Herbert Bank.

As previously described in the joint proxy statement/prospectus (“Joint Proxy Statement/Prospectus”) included in the registration statement on Form S-4 (File No. 333-274810) filed by Burke & Herbert with the Securities and Exchange Commission (the “SEC”) and declared effective on October 16. 2023, Mr. Maddy entered into an employment agreement with Burke & Herbert setting forth the terms of his employment with Burke & Herbert and Burke & Herbert Bank following the Effective Time (the “Maddy Employment Agreement”). The descriptions of the Maddy Employment Agreement are set forth under the section of the Joint Proxy Statement/Prospectus entitled, “The Merger—Interests of Certain Summit Directors and Executive Officers in the Merger,” and is incorporated herein by reference. The Maddy Employment Agreement is also attached hereto as Exhibit 10.1, and incorporated herein by reference.

Merger Incentive Plan

On May 1, 2024, the Board approved and adopted the Burke & Herbert Bank 2024-2025 Merger Incentive Plan (the “MIP”). The MIP became effective on the Closing Date. The MIP is intended to provide cash and equity-based incentive compensation to select members of management of Burke & Herbert and its affiliates, and to incentivize such individuals to achieve key milestones following the Merger. The Compensation Committee of the Burke & Herbert Board of Directors (the “Compensation Committee”) has established a “Total Target Incentive” for each participant in the MIP, expressed as a dollar amount, which will be communicated individually to each participant.

Each participant will have the opportunity to earn between 0% - 150% of their Total Target Incentive, as described further below.

Of the Total Target Incentive, 25% of each listed individual's total target dollar incentive amount is allocated to a cash incentive that may be earned between 0% - 150% of target based on Burke & Herbert's achievement of its merger cost savings goal from the Closing Date through the end of 2025, with the potential to earn an initial payment based on 2024 performance if the “threshold” (or greater) performance goal has been achieved, and the potential to earn a second payment based on performance through 2025.

Between 15% - 28.125% of each listed individual's total target dollar incentive amount is allocated to a cash incentive that may be earned between 0% - 150% of target based on Burke & Herbert’s GAAP earnings per share on a diluted basis (“EPS”) performance from the Closing Date through the end of 2024. In addition, between 15% - 28.125% of each listed individual's total target dollar incentive amount is allocated to a cash incentive that may be earned between 0% - 150% of target based on Burke & Herbert's EPS performance in 2025.

Participants are generally required to remain employed through the applicable cash incentive payment date to receive payment.

In addition, from 18.75% - 45% of each listed individual's total target dollar incentive amount is allocated to performance-based restricted stock unit (“PRSU”) awards. To calculate the number of PRSUs (at target) subject to the PRSU awards, the applicable portion of the total target dollar incentive amount will be divided by the closing price of a share of Burke & Herbert stock on the date of the Merger, with the quotient representing the number of PRSUs (at target) to be awarded to the individual. Half of the PRSUs will be awarded on the first business day following the Merger (the “2024 EPS PRSU”), and the remainder will be awarded as soon as administratively practicable in 2025 (the “2025 EPS PRSU”), subject generally to continued employment. Between 0% - 150% of the target PRSUs granted under the 2024 EPS PRSU may be “banked” by the individual based on Burke & Herbert's EPS performance from the Closing Date to December 31, 2024, with the banked units vesting in three equal annual installments on the first, second, and third anniversaries of the Closing Date. Between 0% - 150% of the target PRSUs granted under the 2025 EPS PRSU may be “banked” by the individual based on Burke & Herbert's EPS performance in 2025, with the banked units vesting in three equal annual installments on the second, third, and fourth anniversaries of the Closing Date. Vesting of the PRSU awards is generally contingent on the individual's continued employment, subject to acceleration upon certain qualifying events.

Among the participants in the MIP are the following individuals, with the Total Target Incentive for each listed individual, expressed as a dollar amount, noted next time to their name:

Name	MIP Total Target Incentive
David P. Boyle	$2,970,000
Roy E. Halyama	1,360,000
Jeffrey A. Welch	630,000
H. Charles Maddy, III	1,300,000
Julie R. Markwood	171,500
Joseph W. Hager	540,000

The MIP will be administered by the Compensation Committee, which retains the discretion to adjust awards under certain circumstances. Additionally, awards granted under the MIP are subject to recoupment in certain circumstances.

The foregoing description is qualified in its entirety by reference to the full text of the MIP and the Form of PRSU Award Agreement, which are filed with this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Other than the Merger Agreement, the Maddy Employment Agreement, and the MIP, there are no arrangements between Messrs. Maddy and Hager and Ms. Markwood and any other person pursuant to which they were selected to serve as an executive officer of Burke & Herbert and Burke & Herbert Bank. None of Messrs. Maddy and Hager and Ms. Markwood have any family relationships among any of Burke & Herbert’s or Burke & Herbert Bank’s directors and executive officers or any transactions requiring disclosure under Item 404(a) of Regulation S-K. The information required by Item 401(e) with respect to Messrs. Maddy and Hager and Ms. Markwood can be found in the Summit Form 10-K and is incorporated herein by reference.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the completion of the Merger and in accordance with the Merger Agreement, Burke & Herbert filed the Amended Certificate with the VSCC, establishing the powers, preferences, privileges, and rights of the Burke & Herbert Series 2021 Preferred Stock. For a description of the Amended Certificate see the information above under “Item 3.03, Material Modification to the Rights of Security Holders,” which is incorporated by reference hereto.

In addition, in connection with the completion of the Merger and in accordance with the Merger Agreement, the bylaws of Burke & Herbert were amended to provide for certain governance arrangements for the continuing corporation, effective as of the Effective Time.

The Burke & Herbert bylaw amendment fixes the number of directors on the Board at 16 directors and provides that eight of these directors will consist of the Burke & Herbert Continuing Directors and eight will consist of the Summit Continuing Directors. Additionally, the Burke & Herbert bylaw amendment provides that at the first two annual meetings of shareholders following the Effective Time, Burke & Herbert shall nominate each Burke & Herbert Continuing Director and each Summit Continuing Director for reelection to the Board, and Burke & Herbert’s proxy materials with respect to such annual meeting shall include the recommendation of the Board that its shareholders vote to reelect each Burke & Herbert Continuing Director and each Summit Continuing Director to the Board. From and after the Effective Time until two years after the date of the next annual meeting, no vacancy on the Board shall be filled, and the Board shall not nominate any director to fill such vacancy unless such individual would be an independent director of the corporation (unless the predecessor director was not independent). Additionally, in the case of a vacancy created by the cessation of service of a Burke & Herbert Continuing Director, not less than a majority of the Burke & Herbert Continuing Directors must approve the appointment. In the case of a vacancy created by the cessation of service of a Summit Continuing Director, not less than a majority of the Summit Continuing Directors must approve the appointment. However, any such director nominee must be made in accordance with the continuing corporation’s governance guidelines, applicable law, and the rules of Nasdaq or any other exchange on which Burke & Herbert’s securities may be listed for trading.

The foregoing summaries and referenced descriptions of the Amended Certificate and the Burke & Herbert bylaw amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Certificate and the Burke & Herbert bylaw amendment, which are filed with this Current Report on Form 8-K as Exhibit 3.3 and Exhibit 3.5, respectively, and incorporated herein by reference.

Item 8.01 - Other Events

On May 3, 2024, Burke & Herbert and Summit issued a joint press release announcing the completion of the Merger and the Bank Merger, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(a) Financial statements of business acquired

The financial information required by this Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information

The pro forma financial information required by this Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Reorganization and accompanying Plan of Merger, dated as of August 24, 2023, by and between Burke & Herbert Financial Services Corp. and Summit Financial Group, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed August 25, 2023)

3.1	Articles of Incorporation of Burke & Herbert Financial Services Corp. (incorporated by reference to Exhibit 3.1 to the Form 10 Registration Statement, filed February 28, 2023)
3.2
Articles of Amendment to the Articles of Incorporation of Burke & Herbert Financial Services Corp. (incorporated by reference to Exhibit 3.2 to the Form 10/A Registration Statement, filed April 3, 2023)

3.3*	Articles of Amendment to the Articles of Incorporation of Burke & Herbert Financial Services Corp., effective as of 12:01 a.m. Eastern Time on May 3, 2024
3.4	Bylaws of Burke & Herbert Financial Services Corp. (incorporated by reference to Exhibit 3.2 to the Form 10 Registration Statement, filed February 28, 2023)
3.5*	Burke & Herbert Bylaw Amendment, dated and effective as of 12:01 a.m. Eastern Time on May 3, 2024
4.1*
Summit Financial Group, Inc., Form of 5.00% Fixed-to-Floating Rate Subordinated Notes due 2030 (included as Exhibit A to the Form of Subordinated Note Purchase Agreement dated as of September 22, 2020, by and between Summit Financial Group, Inc. and each of the Purchasers) (incorporated by reference to Exhibit 10.1 to Summit Financial Group, Inc.’s Form 8-K filed on September 23, 2020 (File No. 000-16587))

4.2*
Summit Financial Group, Inc., Forms of 3.25% Fixed-to-Floating Rate Subordinated Note due 2031 (included as Exhibit A-1 and Exhibit A-2 to the Indenture, dated as of November 16, 2021, by and between Summit Financial Group, Inc. and UMB Bank, N.A., as Trustee) (incorporated by reference to Exhibit 4.1 to Summit Financial Group, Inc.’s Form 8-K filed on November 17, 2021 (File No. 000-16587))

10.1*	Employment Agreement, dated as of August 24, 2023, by and between Burke & Herbert Bank & Trust Company and H. Charles Maddy, III
10.2*	Burke & Herbert Bank 2024-2025 Merger Incentive Plan
10.3*	Burke & Herbert Bank 2024-2025 Merger Incentive Plan Form of Performance-Based Restricted Stock Unit Award Agreement
99.1+	Joint Press Release, dated May 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith
+Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 3rd day of May, 2024.

Burke & Herbert Financial Services Corp.

By:	/s/ Roy E. Halyama
Name:	Roy E. Halyama
Title:	Executive Vice President, CFO